EX-99.23(g)(25)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 14th day of August, 2008, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and The Bank of New York Mellon (successor by operation of law to Mellon Trust of New England, N.A.) ("Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in Authorized Persons to add Garett Childs.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                                     THE BANK OF NEW YORK MELLON
JNL INVESTORS SERIES TRUST
By:    /s/ Mark D. Nerud                             By: /s/ Candice M. Walker
Name:  Mark D. Nerud                                 Name:   Candice M. Walker
Title: President                                     Title:  President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS

     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                           SIGNATURE

Eric Bjornson                                  /s/ Eric Bjornson


Garett Childs                                  /s/ Garett Childs


Kelly L. Crosser                               /s/ Kelly L. Crosser


Steven J. Fredricks                            /s/ Steven J. Fredricks


J. Kevin Kenely                                /s/ J. Kevin Kenely


Daniel W. Koors                                /s/ Daniel W. Koors


Tracey McLaughlin                              /s/ Tracey McLaughlin


Lynn Mouser                                    /s/ Lynn Mouser


Mark D. Nerud                                  /s/ Mark D. Nerud


Michael Piszczek                               /s/ Michael Piszczek


Susan S. Rhee                                  /s/ Susan S. Rhee


                                               JNL SERIES TRUST
                                               JNL INVESTORS SERIES TRUST

                                               By:/s/ Susan S. Rhee
                                               Name:  Susan S. Rhee,
                                                      Secretary
                                               Dated: August 14, 2008